Exhibit 99.1

Cytec Industries Inc.

Five Garret Mountain Plaza

Woodland Park, New Jersey 07424

www.cytec.com

Contact:

Jodi A. Allen

(973) 357-3283

Release Date: Immediate

Cytec Industries Inc. Announces Cash Tender Offers for 5.50% Notes Due October 1, 2010 and

4.60% Notes Due July 1, 2013

Woodland Park, New Jersey, June 30, 2009 – Cytec Industries Inc. (NYSE:CYT) today announced the commencement of cash tender offers for the outstanding senior debt securities of two series listed below.

The tender offers are being made pursuant to an Offer to Purchase dated June 30, 2009 and a related Letter of Transmittal, dated June 30, 2009, which set forth a more detailed description of the tender offers.

Upon the terms and subject to the conditions described in the Offer to Purchase, the Letter of Transmittal and any amendments or supplements to the foregoing, Cytec offers to purchase for cash (1) any and all of the 5.50% Notes Due October 1, 2010 (the “2010 Notes”) and (2) up to $250,000,000 in aggregate principal amount, less any amount accepted in the Any and All Tender Offer (as defined below), of the 4.60% Notes Due July 1, 2013 (the “2013 Notes”) with a maximum repurchase amount of $50,000,000 (the “Maximum Tender Amount”). We refer to our offer to purchase the 2010 Notes as the “Any and All Tender Offer” and we refer to our offer to purchase the 2013 Notes as the “Maximum Tender Offer.” We refer to both offers, collectively, as the “tender offers.”

The Any and All Tender Offer for the 2010 Notes will expire at 5:00 p.m., New York City time, on July 14, 2009, and the Maximum Tender Offer for the 2013 Notes will expire at 11:59 p.m., New York City time, on July 28, 2009, in each case unless extended or earlier terminated.

Title of Security	CUSIP Number	Principal Amount Outstanding as of June 30, 2009	Dollars per $1,000 Principal Amount of Securities
			Tender Offer Consideration	Early Tender Premium	Total Consideration(1)
Any and All Tender Offer
5.50% Notes due October 1, 2010	232820AF7	$250,000,000	$1,035.00	NA	NA
Maximum Tender Offer
4.60% Notes due July 1, 2013	232820AE0	$187,700,000	$930.00	$20.00	$950.00

(1)	The Total Consideration includes the Early Tender Premium and is payable only in respect of the 2013 Notes validly tendered (and not validly withdrawn) on or prior to 5:00 p.m., New York City time, on July 14, 2009 (the “Early Tender Date”), and accepted for payment.

Page 2 – Cytec Industries Inc. Announces Cash Tender Offers

Our obligation to accept for payment and to pay for the 2010 Notes or the 2013 Notes (collectively, the “Securities”) in either of the tender offers is subject to the satisfaction or waiver of a number of conditions including the completion by us of a public offering of not less than $250,000,000 in aggregate principal amount of unsecured senior debt securities that closes no later than the Early Tender Date on terms reasonably satisfactory to us. The tender offers are not contingent upon the tender of any minimum principal amount of Securities. Cytec reserves the right to waive any one or more of the conditions at any time.

The tender offer consideration for each $1,000 principal amount of each series of the Securities validly tendered and accepted for purchase pursuant to the tender offers will be the applicable tender offer consideration for such series of Securities set forth in the table above (with respect to each series, the “Tender Offer Consideration”). Holders of 2013 Notes that are validly tendered at or prior to the Early Tender Date and accepted for purchase will receive the Tender Offer Consideration for the 2013 Notes plus the applicable early tender premium set forth in the table above (the “Early Tender Premium” and, together with the Tender Offer Consideration, the “Total Consideration”). Holders of 2013 Notes tendered after the Early Tender Date but before the applicable expiration date and accepted for purchase will receive applicable the Tender Offer Consideration, payable on the applicable settlement date, but not the Early Tender Premium. Holders of the 2010 Notes that are validly tendered at or prior to the applicable expiration date and are accepted for purchase will receive the applicable Tender Offer Consideration, payable on applicable settlement date.

Payments for securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of securities up to, but not including, the applicable settlement date. The settlement dates are expected to be one business day following the applicable expiration dates of the tender offers.

If the aggregate principal amount for 2013 Notes that are validly tendered exceeds the Maximum Tender Amount, Cytec will accept for payment only such portion of the 2013 Notes that does not result in an aggregate principal amount purchased that is above the Maximum Tender Amount. As a result, assuming any 2010 Notes are accepted, all tendered 2010 Notes will be accepted for purchase before any tendered 2013 Notes are accepted. After accepting the 2010 Notes, if a portion of the Maximum Tender Amount remains and is sufficient to allow us to accept some, but not all of the validly tendered 2013 Notes, the amount of 2013 Notes purchased will be prorated based on the aggregate principal amount of 2013 Notes validly tendered in the Maximum Tender Offer, rounded down to the nearest integral multiple of $1,000.

Tenders of the 2010 Notes and the 2013 Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on July 14, 2009, but may not be withdrawn thereafter.

Cytec has retained Citigroup Global Markets Inc., RBS Securities Inc. and Wells Fargo Securities to serve as dealer managers for the tender offers. Global Bondholder Services Corporation has been retained to serve as the depositary and to serve as information agent.

For additional information regarding the terms of the tender offers, please contact: Citigroup Global Markets Inc. at (800) 558-3745 (toll free) or (212) 723-6106 (collect), RBS Securities Inc. at (877)-297-9832 (toll free) or (203)-897-6145 (collect), or Wells Fargo Securities at (866)-309-6316 (toll free) and (704)-715-8341 (collect). Requests for documents and questions regarding the tender of securities may be directed to Global Bondholder Services Corporation at (866) 540-1500 (toll free) or (212) 430-3774 (collect).

The Offer to Purchase and the related Letter of Transmittal are expected to be distributed to holders beginning today. Copies of the Offer to Purchase and the Letter of Transmittal related to the tender offers may also be obtained at no charge from Global Bondholder Services Corporation.

Page 3 – Cytec Industries Inc. Announces Cash Tender Offers

Neither Cytec, its board of directors, the information agent and depositary nor the dealer managers make any recommendation as to whether holders of the notes should tender or refrain from tendering the notes.

This announcement does not constitute an offer to purchase or a solicitation of an offer to sell securities. The tender offers are being made solely by means of the Offer to Purchase and the related Letter of Transmittal. In any jurisdiction where the laws require a tender offer to be made by a licensed broker or dealer, the tender offers will be deemed to be made on behalf of Cytec by the dealer managers, or one or more registered brokers or dealers under the laws of such jurisdiction.

Forward-Looking and Cautionary Statements

Except for the historical information and discussions contained herein, statements contained in this release may constitute forward-looking statements. Achieving the results described in these statements involves a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in Cytec’s filings with the Securities and Exchange Commission.

Corporate Profile

Cytec Industries Inc. is a global specialty chemicals and materials company focused on developing, manufacturing and selling value-added products. Our products serve a diverse range of end markets including aerospace, adhesives, automotive and industrial coatings, chemical intermediates, inks, mining and plastics. We use our technology and application development expertise to create chemical and material solutions that are formulated to perform specific and important functions in the finished products of our customers.